Exhibit 8.1

List of Subsidiaries of Perfect World Co., Ltd. (the “Registrant”)

Wholly-Owned Subsidiaries

1.	Perfect Online Holding Limited, a Hong Kong company

2.	Beijing Perfect World Software Co., Ltd., a PRC company

3.	Beijing Perfect World Digital Entertainment Software Co., Ltd., a PRC company

4.	Chengdu Perfect World Software Co., Ltd., a PRC company

5.	Shanghai Perfect World Software Co., Ltd., a PRC company

6.	Beijing Perfect World Game Software Co., Ltd., a PRC company

7.	Perfect Sky Online Co., Limited, a Hong Kong company

8.	Global Interserv (Caymans) Inc., a Cayman Islands company

9.	Interserv Information and Technology (Shanghai) Co., Ltd., a PRC company

10.	Perfect World Interactive Entertainment Co., Ltd., a Cayman Islands company

11.	Perfect Entertainment Zone N.V., a Netherlands Antilles company

12.	Perfect World Universal Coöperatieve U.A., a Netherlands company

13.	Perfect World Europe B.V., a Netherlands company

14.	Perfect World Entertainment Inc., a Delaware, United States Corporation

15.	Cryptic Studios, Inc. a California, United States Corporation

16.	C&C Media Co., Ltd., a Japanese company

17.	CCO Co., Ltd., a Japanese company

18.	Perfect Game Holdings Limited, a British Virgin Islands company

19.	Perfect Management Holding Limited, a British Virgin Islands company

20.	Happy Moment Holding Limited, a British Virgin Islands company

21.	Perfect Star Co., Ltd., a Malaysia company

22.	Perfect World Interactive Technology Co., Ltd., a Taiwan company

23.	Happy Fantasy Limited, a British Virgin Islands company

Majority-Owned Subsidiaries

24.	Runic Games, Inc., a Delaware, United States Corporation

25.	NGL Co., Ltd., a Korea company

26.	Zongheng Limited, a Cayman Islands company

27.	Zongheng Online LIMITED, a Hong Kong company

28.	Huanxiang Zongheng Software Technology Co., Ltd., a PRC company

Affiliated Entities Consolidated in the Registrant’s Financial Statement

29.	Beijing Perfect World Network Technology Co., Ltd., a PRC company

30.	Beijing Huanxiang Zongheng Chinese Literature Website Co., Ltd., a PRC company

31.	Shanghai Perfect World Network Technology Co., Ltd., a PRC company

32.	Chengdu Perfect World Network Technology Co., Ltd., a PRC company

33.	Beijing Perfect World Digital Entertainment Co., Ltd., a PRC company

34.	Chengdu Ye Net Science and Technology Development Co., Ltd., a PRC company

35.	Hefei Perfect World Network Technology Co., Ltd., a PRC company

36.	Beijing Perfect Moment Network Technology Co., Ltd., a PRC company

37.	Tianjin Trendsters Investment Co., Ltd., a PRC company